UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2008

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota 55391	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

Land Bank Arrangement

On April 14, 2008, Northern Oil and Gas, Inc. (the “Company”) entered into an Agreement setting forth a land bank arrangement with Deephaven MCF Acquisition, LLC (“Deephaven”), an affiliate of Deephaven Capital Management LLC, pursuant to which the Company may acquire leases having an aggregate value of up to $8.1 million.  Under the arrangement, Deephaven will acquire certain qualifying leases in the Bakken Shale formation in Mountrail County, North Dakota, which leases can then be acquired by the Company at any time during the initial year that Deephaven owns such leases.

The Company has already utilized approximately $5.1 million of the potential $8.1 million facility available under the Agreement.  The Agreement provides that the Company will act as Deephaven’s agent to continue to identify additional leases for acquisition by Deephaven until August 1, 2008, and Deephaven will purchase any additional qualifying leases during that period having an aggregate cost of up to $3.0 million, in addition to those already purchased on April 14, 2008.

The Agreement provides the Company the option to purchase any leases Deephaven acquires pursuant to the Agreement through three separate options:
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During the initial 150 days Deephaven owns a lease, the Company may purchase all, but not less than all, of the leases for a ten percent (10%) premium to the price paid for such leases by Deephaven, which premium will be paid through the issuance of the Company common stock;

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During the period extending from 150 days to 360 days following Deephaven’s acquisition of a lease, the Company may purchase all, but not less than all, of the leases for an aggregate twenty-one percent (21%) premium to the price paid for such leases by Deephaven, which premium will be paid through the issuance of the Company common stock; and

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At any time during either of the foregoing option periods, the Company has a one-time option to select and purchase up to thirty-five percent (35%) of the leases acquired by Deephaven (rather than purchasing all leases) for a premium determined according to the duration such leases are owned by Deephaven and equal to the amount the Company would pay pursuant to either of the forgoing options, which premium will be paid through the issuance of the Company common stock.

Shares issued by the Company in payment of the foregoing premium amounts are subject to the terms of a Registration Rights Agreement pursuant to which the Company must register such shares on a Form S-3 registration statement (or alternative registration statement, if Form S-3 is not available) within ninety (90) days of the date such shares are issued.

The Company must purchase any lease for which a drilling permit has been issued and must purchase all leases from Deephaven in the event of a change in control of the Company.

Copies of the land bank Agreement and Registration Rights Agreement with Deephaven are included as exhibits to this Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Agreement by and between Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008
10.2	Registration Rights Agreement By and Among Northern Oil and Gas, Inc. and Deephaven MCF Acquisition LLC dated April 14, 2008
99.1	Press Release dated April 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:  April 16, 2008                                                                           By /s/ Michael L. Reger
       Michael L. Reger, Chief Executive Officer